 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2016

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2016, Amyris, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with the holders (the “Holders”) of its outstanding 3% Senior Unsecured Convertible Notes due 2017 (the “3% Notes”). Pursuant to the Exchange Agreement, the Company and the Holders agreed to exchange the 3% Notes held by the Holders, together with accrued and unpaid interest thereon, for approximately $19.1 million in aggregate principal amount of the Company’s 9.50% Convertible Senior Notes due 2019 (the “9.50% Notes”), representing an exchange ratio of approximately 1:1.25 (i.e., each $1.00 of 3% Notes will be exchanged for approximately $1.25 of 9.50% Notes), in a private placement pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated under the Securities Act (the “Exchange”). The terms of the 3% Notes and the 9.50% Notes were previously reported in Note 5, “Debt,” to the unaudited financial statements contained in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2016, and all such disclosure is incorporated herein by reference. The consummation of the Exchange (the “Closing”) is subject to customary closing conditions, including obtaining certain required approvals.

In addition, pursuant to the Exchange Agreement, upon the Closing, the Securities Purchase Agreement, dated as of February 24, 2012, between the Company and the entities listed on Schedule I thereto, including the Holders, relating to the 3% Notes (the “3% Notes SPA”) will terminate. The entry into the 3% Notes SPA was previously reported in the Company’s Current Report on Form 8-K filed with the SEC on February 28, 2012, which is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 1.02 Termination of a Material Definitive Agreement.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

Forward Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the closing of the Exchange pursuant to the Exchange Agreement and related transactions. These statements are subject to risks and uncertainties, including the failure of closing conditions to be satisfied, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: December 29, 2016	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer